EXHIBIT 10.17

THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION.  THIS NOTE AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

HEAT BIOLOGICS, INC.

CONVERTIBLE PROMISSORY NOTE

$950,000	___________, _____2011
Research Triangle Park, North Carolina

Heat Biologics, Inc., a Delaware corporation (the “Company”) promises to pay to XXXX(the “Lender”), or its registered assigns, in lawful money of the United States of America the principal sum of $950,000, or such lesser amount actually advanced to the Company under this Note, together with simple interest on the principal balance of each advance from the date of such advance at a rate equal to 12.0% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  Unless earlier converted into shares of Equity Securities (as defined below) pursuant to the terms of this Note, the principal and accrued interest shall be due and payable by Borrower on demand by Lender at any time after the earlier of: (i) the eighth anniversary of the Effective Date of that certain Manufacturing Services Agreement between the Lender and the Company dated October ___, 2011 (as amended, the “MSA”), or if the MSA is terminated prior to such date, the termination date of the MSA unless termination is a result of breach or nonperformance by Lender (or its affiliates or successors), in which case the due date shall be the second anniversary of termination and (ii) the closing of the Qualified Offering (as defined below) (such earlier date, the “Maturity Date”).

From time to time, Lender shall issue to the Company invoices in respect of services rendered pursuant to the MSA.  Approval by the Company of any such invoice shall be deemed to be an advance hereunder by the Lender of the approved amount of such invoice, with such advance effective as of the date that payment under such invoice is due according to the terms of the MSA or that the Company approves the invoice, whichever is earlier.  Any such advances of principal shall, upon request by either Company or the Lender, be evidenced by an update to the Schedule of Advances attached to this Note as Schedule A.

1.

Interest.  Accrued interest on this Note shall be payable at maturity.

Portions herein identified by [XXXX] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

2.

Prepayment.  The Company may prepay principal, together with accrued interest, in whole or in part only with the written consent of Lender.  Prepayment shall be credited first to accrued interest and thereafter to principal.

3.

Security.  This Note is a general unsecured obligation of the Company.

4.

Full or Partial Acceleration.

(a)

All outstanding principal and unpaid accrued interest due on such Note shall be due and payable upon consummation of any transaction defined as a “Deemed Liquidation Event” in the Company’s Second Amended and Restated Certificate of Incorporation on file with the Secretary of State of the State of Delaware.

(b)

If, at a time this Note is outstanding, the Company completes the sale of its Equity Securities for gross proceeds of at least $4,200,000 in a transaction or series of related transactions that does not constitute a Qualified Offering (as defined below), the Company shall notify the Lender of such sale.  Lender shall have the right to demand that the Company repay 50% of the outstanding principal balance of this Note in cash within thirty days of following the date of such sale.  For clarification, the conversion into preferred stock of those convertible promissory notes issued by the Company commencing on or about May 18, 2010 in a financing of the Company with aggregate proceeds through September 1, 2011 of approximately $2,623,709 (such notes, the “2010 Notes”) shall not constitute a sale of Equity Securities for purposes of this Section 4.

5.

Conversion of the Note.  The Note shall be convertible according to the following terms:

(a)

The following terms shall have the meanings assigned below:

(i)

“Equity Securities” shall mean the Company’s Common Stock or Preferred Stock or any securities conferring the right to purchase the Company’s Common Stock or Preferred Stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s Common Stock or Preferred Stock, except any security granted, issued and/or sold by the Company to any director, officer, employee or consultant of the Company in such capacity for the primary purpose of soliciting or retaining their services.

(ii)

“Qualified Offering” shall mean the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Note from which the Company receives gross proceeds of not less than $7,500,000 (including the aggregate amount of debt securities converted into Equity Securities upon conversion or cancellation of promissory notes, including, without limitation, this Note).

(b)

Qualified Offering Conversion.  The principal and unpaid accrued interest of this Note will be automatically converted into the type of Equity Securities issued in the Qualified Offering upon the closing of the Qualified Offering.  The number of shares of such Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on this Note on the date of conversion, by the weighted average price paid per share for Equity Securities by the investors in the Qualified Offering.  At least twenty (20) business days prior to the closing of the Qualified Offering, the Company shall notify the Lender in writing of the terms under which the Equity Securities of the Company will be sold in such financing.  The conversion of this Note into Equity Securities shall be on such terms and shall occur on the closing date of such Qualified Offering.   Without limiting the generality of the foregoing, the Lender shall be granted registration rights with respect to the Equity Securities issued upon conversion of this Note (and shares of Common Stock into which such Equity Securities may be converted or exercised) that are equivalent to those registration rights, if any, granted to investors in the Qualified Offering that invest a substantially similar amount and the Lender shall be granted Board observation rights with respect to the Equity Securities issued upon conversion of this Note (and shares of Common Stock into which such Equity Securities may be converted or exercised) that are equivalent to those observation rights, if any, granted to investors in the Qualified Offering that invest a substantially similar amount; provided, that Lender shall maintain its Board observation rights granted under Section 10(a) of this Note for a period of one (1) year following conversion hereunder. Notwithstanding the foregoing, the Company shall not be required to permit the Observer to attend any portion of a meeting, or to provide to the Observer information with respect to that portion of a meeting, to the extent that the Board determines in good faith that the Lender and the Company have conflicting interests relating to the matter to be discussed and such limitation shall be included in the applicable stockholder agreements. Such Board observation rights shall replace the rights set forth in Section 10(a) below.

(c)

Mechanics of Conversion. The Company shall not be required to issue or deliver the Equity Securities until the Lender has surrendered the Note to the Company.  Such conversion may be made contingent upon the closing of the Qualified Offering.

(d)

Fractional Shares; Interest; Effect of Conversion.  No fractional shares shall be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to the Lender upon the conversion of this Note, the Company shall pay to the Lender an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence.  Upon conversion of this Note in full and the payment of any amounts specified in this Section 5(d), the Company shall be forever released from all its obligations and liabilities under this Note.

6.

Representations and Warranties of the Company.  The Company hereby represents and warrants to the Lender that, effective as of the date of this Note:

(a)

Due Incorporation, Good Standing, Corporate Power and Qualification.  Each of the Company, Heat Biologics I, Inc. and Heat Biologics II, Inc. (each of Heat Biologics I and Heat Biologics II, a “Subsidiary” and together, the “Subsidiaries”) is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.  Each of the Company and the Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company or the Subsidiaries.

(b)

Authorization.  Except for the authorization and issuance of the shares issuable in connection with the Qualified Offering, all corporate action has been taken on the part of the Company, the Subsidiaries, and each of their officers, directors and stockholders necessary for the authorization, execution and delivery of this Note.  Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note, the valid and enforceable obligations they purport to be.

(c)

 Valid Issuance of Capital Stock.  The offer, issuance and sale of this Note and the Equity Securities to be issued, sold and delivered upon conversion of this Note will be duly and validly issued, fully paid and nonassessable and, assuming the accuracy of the representations and warranties of the Lenders in the Note, will be issued in compliance with all applicable federal and state securities laws.

(d)

Capitalization.  The authorized capital stock of the Company, immediately prior to the initial issuance of this Note, will consist of 50,000,000 shares of Common Stock, $0.0001 par value per share, and 2,112,500 shares of Preferred Stock, $0.0001 par value per share, of which 112,500 shares have been designated Series 1 Preferred Stock and of which 2,000,000 have been designated as Series A Preferred Stock.     The Company currently has the following securities outstanding: 4,149,781 shares of its Common Stock; 112,500 shares of its Series 1 Preferred Stock and 2,273,800 shares of its Series A Preferred Stock.  In addition, the Company has granted or reserved 1,350,219 options exercisable into shares of its Common Stock and warrants exercisable into 75,000 shares of Common Stock.  Other than the foregoing, the Company has no other debt or equity securities, or options or other derivatives exercisable into debt or equity securities, outstanding, nor any obligation to issue any such securities (or options, etc.) or any other right, agreement or commitment of any nature relating to the voting, issuance, sale, delivery or transfer (including any right of conversion or exchange under any outstanding security or other instruments) by the Company of any such securities or other capital or voting interests of the Company. The authorized capital stock of Heat Biologics I, Inc. (“Heat I”) consists of 100,000,000 shares of Common Stock, $0.0001 par value per share, 4,000,000 of which are issued and outstanding, with 3,700,000 owned by the Company and 300,000 owned by the University of Miami. The authorized capital stock of Heat Biologics II, Inc. (“Heat II”) consists 100,000,000 shares of Common Stock, $0.0001 par value per share, 4,000,000 of which are issued and outstanding, with 3,700,000 owned by the Company and 300,000 owned by the University of Miami. Other than the foregoing, Heat I and Heat II have no other debt or equity securities, or options or other derivatives exercisable into debt or equity securities, outstanding, nor any obligation to issue any such securities (or options, etc.) or any other right, agreement or commitment of any nature relating to the voting, issuance, sale, delivery or transfer (including any right of conversion or exchange under any outstanding security or other instruments) by the Company, Heat I or Heat II of any such securities or other capital or voting interests of Heat I or Heat II.

(e)

Actions and Proceedings; Litigation. There is no action, proceeding, claim, litigation or investigation pending or, to the best of the Company's knowledge, currently threatened against the Company or the Subsidiaries. The foregoing includes, without limiting its generality, actions pending or threatened involving the Company's or the Subsidiaries’ Intellectual Property (defined below) as well as the prior employment of any of the Company's or the Subsidiaries’ employees or their use in connection with the Company's or the Subsidiaries’ business of any information or techniques allegedly proprietary to any of their former employers, nor, to the Company's knowledge, is there any basis for any such Intellectual Property or employee actions, claims, litigation, etc. There is no action, proceeding, claim, litigation or investigation by the Company or the Subsidiaries currently pending or that the Company or the Subsidiaries intend to initiate. None of the Company or the Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

(f)

Compliance with other Instruments.  A true, correct, current and complete copy of the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) and Bylaws is attached hereto as Exhibits A and B, respectively.  None of the Company or the Subsidiaries is in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ  The execution, delivery and performance of the MSA and the Note and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or a Subsidiary or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization or approval applicable to the Company or a Subsidiary, its business or operations or any of its assets or properties.  Without limiting the foregoing, the Company and the Subsidiaries have obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, anti-dilution waivers and the like, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company or any Subsidiary to offer or issue any securities of the Company or a Subsidiary or alter the price at which any convertible securities of the Company or a Subsidiary may be converted in the future as a result of consummation of the transactions contemplated hereunder.

(g)

Indebtedness. The Company currently has approximately $20,000 due to scientific consultants and external service providers (the "Debt"). Other than the Debt, the Company does not have indebtedness exceeding $25,000 (plus legal expenses) in the aggregate.  Neither of the Subsidiaries has any outstanding indebtedness.

(h)

Intellectual Property. To the knowledge of the Company, all (i) patents and patent applications; (ii) trademarks and service marks, together with all goodwill associated with each of the foregoing; (iii) copyrights; and (iv) registrations, applications and renewals for any of the foregoing (collectively, "Intellectual Property") owned by or licensed to the Company or a Subsidiary are valid and have not been adjudicated to be unenforceable. To the knowledge of the Company, no Intellectual Property owned by or licensed to the Company or a Subsidiary has been or is now involved in any cancellation or litigation proceedings and no such action has been threatened.  No patent owned by the Company or a Subsidiary, and, to the knowledge of the Company, no patent licensed to the Company or a Subsidiary, has been or is now involved in any interference, reissue, re-examination, cancellation or opposition proceeding. To the Company's knowledge, the conduct of the Company's and the Subsidiaries’ business as currently conducted or as currently proposed to be conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the knowledge of the Company, the Intellectual Property of the Company and the Subsidiaries which is necessary for the conduct of Company's business as currently conducted or as currently proposed to be conducted is not being Infringed upon by any third party. To the knowledge of the Company, the Company or a Subsidiary owns or has valid licenses to all Intellectual Property necessary for the conduct of the Company's and the Subsidiaries’ business as currently contemplated.

(i)

Financial Statements. The Company has made available to the Lender copies of its most recent unaudited financial statements, and such financial statements present fairly, in all material respects, the consolidated financial condition of the Company as of the dates shown, and such statements have been prepared in conformity with GAAP (applied on a consistent basis).

(j)

No Anti-Dilution Rights. Other than the rights of the holders of Series A Preferred Stock and Series 1 Preferred Stock set forth in the Charter, the Company has not granted anti-dilution protection other than a preemptive right to purchase a ratable amount of any new securities.

7.

Representations and Warranties of the Lender.  In connection with the transactions provided for herein, the Lender hereby represents and warrants to the Company that:

(a)

Authorization.  This Note constitutes the Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to availability of specific performance, injunctive relief or other equitable remedies.

(b)

Purchase Entirely for Own Account.  The Lender acknowledges that this Note is issued to the Lender in reliance upon the Lender’s representation to the Company that the Note will be acquired for investment for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Note, the Lender further represents that the Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to this Note.

(c)

Access to Information. The Lender acknowledges that the Company has given the Holder access to the corporate records and accounts of the Company and to information in its possession relating to the Company requested by the Lender, has made its officers and representatives available for interview by the Lender, and has furnished the Lender with documents and other information requested by the Lender for the Lender to make an informed decision with respect to the purchase of this Note.

(d)

Investment Experience.  The Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Note.  If other than an individual, the Lender also represents it has not been organized solely for the purpose of acquiring this Note.

(e)

Accredited Investor.  The Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

(f)

Restricted Securities.  The Lender understands that this Note is characterized as a “restricted security” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.  In this connection, the Lender represents that it is familiar with Rule 144 as promulgated by the SEC under the Securities Act, as presently in effect and understands the resale limitations imposed thereby and by the Securities Act.

(g)

Further Limitations on Disposition.  Without in any way limiting the representations and warranties set forth above, the Lender further acknowledges and agrees that this Note and the Equity Securities issuable upon conversion hereof are subject to the provisions of the Company’s Bylaws, including without limitation, all restrictions on transfer and rights of first refusal applicable to shares of the Company’s Common Stock described in the Bylaws.  The Lender may inspect the Bylaws at the Company’s principal office.

8.

Defaults and Remedies.

(a)

Events of Default.  The following events shall be considered Events of Default with respect to this Note:

(i)

The Company shall default in the payment of any part of the principal or unpaid accrued interest on the Note for more than five (5) days after the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise;

(ii)

The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all of any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company;

(iii)

Within 30 days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or, within 30 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

(iv)

The Company shall purchase or redeem or pay or declare any dividend or make any distribution on, any shares of its capital stock other than (A) dividends or other distributions payable solely in the form of additional shares of Common Stock or (B) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company in connection with the cessation of such employment or service on such terms as may be approved by the Company’s Board of Directors

(v)

Breach of Representations, Warranties or Covenants.  The Company shall have materially breached any of its representations, warranties or covenants set forth herein.

(b)

Remedies.  The Company shall provide the Lender with not less than ten (10) business days’ notice of its knowledge of, or its intention to allow or effect any of the circumstances listed above which would cause, or would reasonably be expected to cause, an Event of Default. Upon the occurrence of an Event of Default under Section 8(a) hereof, at the option and upon the declaration of the Lender, the entire unpaid principal and accrued and unpaid interest on this Note shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Lender may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under this Note and exercise any and all other remedies granted to it at law, in equity or otherwise.

9.

[omitted].

10.

Additional Rights and Obligations.

(a)

Board Observer.  Upon the date of the issuance of the first advance hereunder and for so long as any amounts remain outstanding under this Note and for a period of one (1) year following conversion of this Note, the Lender shall be entitled to designate one (1) representative to attend all meetings of the Board (whether in person, telephonic or otherwise) in a non-voting observer capacity (the "Observer").  The Company shall provide to the Observer, concurrently with the members of the Board and in the same manner, notice of any and all Board meetings and, subject to the provisions hereof, a copy of all materials provided to such members.  Notwithstanding the foregoing, the Company shall not be required to permit the Observer to attend any portion of a meeting, or to provide to the Observer information with respect to that portion of a meeting, to the extent that the Board determines in good faith that the Lender and the Company have conflicting interests relating to the matter to be discussed.

(b)

Information Rights.  The Company acknowledges that the Lender and its affiliates will likely have, from time to time, information that may be of interest to the Company ("Information") regarding a wide variety of matters including, by way of example only, the Lender's technologies, plans, services, and strategies and developments relating thereto, current and future investments that the Lender may consider or make, and information related to the Lender's customers, vendors, suppliers and competitors.  The Company recognizes that a portion of such Information may be of interest to the Company.  Such Information may or may not be known to the Observer and other Lender personnel.  The Company, as a material part of the consideration relating to the Note, agrees that the Lender, its affiliates, and the Observer shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit the Lender's or its affiliates' ability to pursue opportunities based on such Information or that would require the Lender, its affiliates or the Observer to disclose any such Information to the Company or offer any opportunity relating thereto to the Company.

(c)

Stockholder Agreements.  The Lender understands and agrees that the conversion of this Note into Equity Securities may require the Lender’s execution of certain agreements in the form agreed to by investors in the Qualified Offering relating to the purchase and sale of such securities as well as restrictions on transfer, registration, co-sale, rights of first refusal, rights of first offer and voting rights, if any, relating to such securities.  Upon conversion of the Notes, the Lender shall be entitled to such registration rights and other stockholder rights (including any information rights, preemptive rights, or similar rights of first refusal and co-sale rights) as have been granted to the other purchasers of substantially similar amounts of the same class of the Company’s equity securities, provided that the Lender executes and becomes a party to the agreements evidencing such rights.

11.

Miscellaneous.

(a)

Amendments and Waivers.  Any provision of this Note may be amended or may be waived (either generally or in a particular instance, and either retroactively or prospectively) only by the agreement of the Company and the Lender.  Any waiver or amendment effected in accordance with this Section shall be binding upon each party to any Note and each future holder of a Note.

(b)

Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.  If Lender assigns the MSA in accordance with its terms, Lender may, without the Company’s consent, transfer this Note to the assignee of the MSA.  Otherwise, the Lender may not assign, convey or transfer this Note or its duties and obligations hereunder without the prior, written consent of the Company, and any assignment, conveyance or transfer by the Lender in violation of this restriction shall be for all purposes null and void.  Any purported transfer of securities into which this Note may convert shall be governed by the terms of the applicable stockholder agreements.  Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.   The Company may not assign, convey or transfer this Note or its duties and obligations hereunder without the prior, written consent of the Lender, and any assignment, conveyance or transfer by the Company in violation of this restriction shall be for all purposes null and void. The rights and obligations of the Company and the Lender under this Note shall be binding upon and benefit their respective successors, permitted assigns, heirs, administrators and transferees.

(c)

Entire Agreement; Governing Law.  This Note and the other documents delivered pursuant hereto constitutes the entire agreement between the Company and the Lender with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and the Lender with respect to the subject matter hereof.  This Note shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, as to matters within the scope thereof, and the internal laws of the State of North Carolina (without reference to conflict of law provisions), as to all other matters.

(d)

Notices.  Unless otherwise provided herein, all notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to (i) in the case of the Company, at 15 TW Alexander Drive, Suite 119, Research Triangle Park, NC 27709 with a required copy to Hutchison Law Group, Attn: Fred D. Hutchison, 5410 Trinity Road, Suite 400, Raleigh, NC 27607 or (ii) in the case of the Lender, at the address set forth on the signature page hereto.

(e)

Agreement in Connection with Public Offering.  The Lender agrees, in connection with the initial underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act: (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any of the securities of the Company held by the Lender (other than those securities included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 180 days from the effective date of such registration statement, which period may be extended upon the request of the underwriters for an additional period of up to 15 days if the Company issues or proposes to issue an earnings or other public release within 15 days of the expiration of the 180-day lockup period, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

The Lender agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters of such offering which are consistent with the foregoing or which are necessary to give further effect thereto.  In addition, if requested, by the Company or the underwriters of such offering, the Lender shall provide, within 10 days of such request, such information as may be required by the Company or such underwriters in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in this Section 8(k) shall not apply to a registration relating solely to employee benefits plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.  The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the applicable period.  The Lender agrees that any transferee of the securities shall be bound by this Section 11(e).

(f)

No Rights or Liabilities as a Stockholder.  This Note does not by itself entitle the Lender to any voting rights or other rights as a stockholder of the Company.  In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Lender, shall cause the Lender to be a stockholder of the Company for any purpose.

(g)

Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Lender or any of its officers, partners, employees or representatives is responsible.  The Company agrees to indemnify and hold harmless Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(h)

Officers and Directors not Liable.  In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

(i)

Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(j)

Specific Enforcement. It is agreed and understood by the Company that monetary damages would not adequately compensate the Lender for any breach of this Note by the Company, and, accordingly, that this Note and, in particular, the terms relating to conversion of this Note into the equity securities of the· Company, shall be specifically enforceable, and that any breach or threatened breach of this Note shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, the Company hereby waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(k)

Usury.  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(l)

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Note.

(m)

Acknowledgement.  In order to avoid doubt, it is acknowledged that the Lender shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Preferred Stock of the Company which occur prior to the conversion of the Note, including, without limitation, any increase in the number of shares of Common Stock issuable upon conversion as a result of a dilutive issuance of capital stock.

[Remainder of Page Intentionally Left Blank]

The Company has caused this Convertible Promissory Note to be issued as of the date first written above.

HEAT BIOLOGICS, INC

By:
Jeff Wolf, President & CEO

ACKNOWLEDGED AND AGREED:

LENDER

XXXX

By:

Name:

Title:

Portions herein identified by [XXXX] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

Schedule A

Schedule of Advances

Date of Advance	Advance Amount	Signature of Company

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